Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Acquires Largest Privately Owned Provider of ATM Services in the U.S.
PAI Acquired for $213 Million, Expected to Generate Approximately $30 Million of Adjusted EBITDA in 2021
Provides Full Range of Managed Services for Approximately 100,000 ATMs
Adds Management Depth and Technology, Expands Brink’s ATM Service Capabilities
Strengthens “Strategy 2.3” Platform in North America

RICHMOND, Va., April 6, 2021 – The Brink’s Company (NYSE: BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced its acquisition of PAI, Inc., the largest privately-held provider of ATM services in the U.S., for $213 million. On a current full-year basis, PAI is expected to generate revenue of approximately $320 million and adjusted EBITDA of approximately $30 million. Given the acquisition’s closing date of April 1, PAI is expected to add approximately $240 million of revenue and $22 million of adjusted EBITDA to the company’s 2021 results and is expected to be accretive this year. Based in its new headquarters in Dallas, Texas, PAI employs 225 people across three major U.S. locations and another 12 field locations. The acquisition was financed using available cash and the company’s existing credit facility.
PAI offers a full range of managed services and tools for ATM owner-operators and PAI-owned ATMs, including its SaaS-based technology platform (AMP+), which maximizes ATM network performance and provides real-time visibility. PAI’s field services are built around its VTS (Vantage Technical Services) cash management and maintenance solution for ATM devices. Core services include remote device management, transaction processing, bank sponsorship, technology updates and product development. PAI maintains its own software development and services team in Billings, Montana.
Strategic Rationale
A primary goal of Brink’s Strategy 2.3 is to offer ATM solutions integrated with other Brink’s solutions to provide complete, end-to-end cash management. PAI provides Brink’s with a platform of proprietary ATM services and more than 100,000 ATM service locations in the U.S., accelerating its execution of Strategy 2.3 initiatives in North America. In Europe, Brink’s has entered into agreements to take full ownership and provide managed services to financial institutions for more than 11,000 ATMs. With PAI’s capabilities, Brink’s will offer a more complete and technology-rich range of bundled ATM services to U.S. retailers, banks and credit unions through multi-year service contracts that generate recurring revenue streams.
Doug Pertz, president and CEO of Brink’s, said: “Strategy 2.3 is all about delivering digital solutions that make full-service ATM management and outsourcing easier and more efficient for retailers, financial institutions and consumers. PAI brings a strong management team led by David Dove, robust technology and a scalable, asset-light business model that complements our existing capabilities.

“With PAI’s proprietary technology, Brink’s is now uniquely positioned to offer U.S. customers a complete range of ATM services, including full-service outsourcing, which increases the value of their ATM networks. In addition, PAI currently offers Bitcoin purchasing at a select number of ATM locations.
“With PAI, Brink’s now offers total cash management solutions across the cash ecosystem. In addition, the acquisition provides cross-selling opportunities for PAI and Brink’s. The acquisition of PAI demonstrates our strong commitment to transforming Brink’s by offering comprehensive and innovative solutions that connect cash management to the digital economy.
“We expect significant revenue synergies and some operational cost synergies from the acquisition over the next several years, and look forward to further discussing PAI’s business and strategy when we release first-quarter earnings.”
David Dove, CEO of PAI, said: “We are exceptionally happy to join Brink’s and look forward to accelerating its execution of Strategy 2.3 by building additional recurring and transaction-based revenue streams in the U.S. Our mission is to make the management of ATMs easy and efficient, and by extension, provide a reliable way to keep cash within arm’s reach for consumers. We see this as critically important to the U.S. economy given the continued increase of cash in circulation. By way of example, in the first quarter, cash transactions from our fleet of 100,000 ATMs increased more than 15% on a ‘same store’ basis and more than 30% organically versus the year-ago quarter. In addition, total cash dispensed from our fleet increased more than 30% on a ‘same store’ basis and more than 50% organically versus the year-ago quarter. We expect our business platform, led by ATM portfolio management technology and VTS solutions, to scale nicely across the Brink’s footprint. Our management team looks forward to making a substantial contribution to the growth and transformation of Brink’s.”

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations.  Our global network of operations in 53 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

About PAI
PAI is the nation’s largest, privately held provider of ATM portfolio management tools and services for more than 100,000 ATMs, including transaction processing, bank sponsorship, maintenance, cash-in-transit (CIT) servicing and AMP+, the company’s market-leading technology. PAI’s portfolio management tools offer the most visibility and control to maximize ATM portfolio effectiveness and profitability. For more information, please visit gopai.com.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: future results of the PAI business and the impact on Brink's results, acquisition-related synergies, and the addition of ATM customers in other markets. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.
Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing COVID-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce;  anticipated cash needs in light of our current liquidity position and the impact of COVID-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.
This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020 and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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